EXHIBIT 99.1

PCTEL Reports Second Quarter Financial Results

BLOOMINGDALE, Illinois – August 6, 2020 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the second quarter ended June 30, 2020.

Highlights

•

Revenue of $19.8 million in the quarter, 16% lower compared to the second quarter 2019. Revenue was lower by 19% for the test and measurement product line, and lower by 13% for the antenna product line compared to the second quarter 2019.

•

Gross profit margin of 48.0% in the second quarter, up 2.5% compared to the gross profit margin in the second quarter 2019. The percentage increase in the second quarter is a result of higher gross margin percentages for both test & measurement products and antenna products.

•	GAAP net income per share of $0.07 in the second quarter compared to GAAP net income per share of $0.05 in the second quarter 2019.

•

Non-GAAP net income and adjusted EBITDA are metrics the Company uses to measure its core earnings. A reconciliation of those non-GAAP measures to our GAAP financial statements is provided later in the press release.

•	Non-GAAP net income per diluted share of $0.11 in the second quarter compared to Non-GAAP net income per diluted share of $0.13 in the second quarter 2019.

•	Adjusted EBITDA as a percent of revenue of 14.4% in the second quarter compared to 12.8% in the second quarter 2019.

•	$39.6 million of cash and investments and no debt at June 30, 2020 compared to $38.3 million and no debt at March 31, 2020.

“We’re pleased with the sequential growth in revenue, Non-GAAP earnings per share and in overall gross margins in the second quarter, especially given the challenges presented with the COVID pandemic” said David Neumann, PCTEL’s CEO.  “We continue to focus on the health and well-being of our employees and to support our customers that rely on us for connectivity solutions.  We’re confident in our long-term growth prospects with strong 5G test and measurement demand, success with our industrial IoT products, and a strong balance sheet to support inorganic growth.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (877) 876-9173 (United States/Canada) or (785) 424-1667 (International). The call will also be webcast at http://investor.pctel.com/news-events/webcasts-presentations.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States /Canada), or (919) 882-2331 (International), PIN number: 35974.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding the impact of the COVID-19 pandemic; our future financial performance; growth of our antenna solutions and test and measurement businesses; the impact of our transition plan for manufacturing inside and outside China; the anticipated demand for certain products including those related to public safety, Industrial IoT, 5G and intelligent transportation; the impact of tariffs on certain imports from China; and the anticipated growth of public and private wireless systems are forward-looking statements within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand for these types of products and services generally including demand from customers in China; growth and continuity in PCTEL’s defined market segments; and PCTEL’s ability to grow its wireless products business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2020 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOVice President, Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2107

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands, except share data)

	(unaudited)
	June 30,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$6,458	$7,094
Short-term investment securities	29,356	32,556
Accounts receivable, net of allowances of $115 and $104 at June 30, 2020 and December 31, 2019, respectively	15,414	17,380
Inventories, net	11,017	11,935
Prepaid expenses and other assets	1,320	1,842
Total current assets	63,565	70,807

Property and equipment, net	12,488	11,985
Long-term investment securities	3,742	0
Goodwill	3,332	3,332
Intangible assets, net	0	144
Other noncurrent assets	2,579	2,969
TOTAL ASSETS	$85,706	$89,237
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4,242	$3,190
Accrued liabilities	6,336	9,382
Total current liabilities	10,578	12,572
Long-term liabilities	4,449	3,315
Total liabilities	15,027	15,887
Stockholders’ equity:
Common stock, $0.001 par value, 50,000,000 and 100,000,000 shares authorized at
June 30, 2020 and December 31, 2019, respectively, and 18,640,295 and 18,611,289
shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	19	19
Additional paid-in capital	130,853	133,954
Accumulated deficit	(59,801)	(60,305)
Accumulated other comprehensive loss	(392)	(318)
Total stockholders’ equity	70,679	73,350
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,706	$89,237

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

REVENUES	$19,842	$23,499	$37,348	$44,090
COST OF REVENUES	10,321	12,805	19,612	24,737
GROSS PROFIT	9,521	10,694	17,736	19,353
OPERATING EXPENSES:
Research and development	3,070	3,006	6,099	6,009
Sales and marketing	2,397	3,097	5,539	5,895
General and administrative	2,945	3,914	5,747	7,167
Amortization of intangible assets	0	48	32	122
Restructuring expenses	11	0	99	0
Total operating expenses	8,423	10,065	17,516	19,193
OPERATING INCOME	1,098	629	220	160
Other income, net	102	320	300	481
INCOME BEFORE INCOME TAXES	1,200	949	520	641
Expense for income taxes	8	8	16	17
NET INCOME	$1,192	$941	$504	$624

Net Income per Share:

Basic	$0.07	$0.05	$0.03	$0.04
Diluted	$0.07	$0.05	$0.03	$0.03

Weighted Average Shares:
Basic	18,159	17,828	18,180	17,725
Diluted	18,214	17,934	18,352	17,916

Cash dividend per share	$0.055	$0.055	$0.110	$0.110

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Six Months Ended June 30,
.	2020	2019

Operating Activities:
Net income	$504	$624
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,502	1,425
Intangible asset amortization	144	455
Stock-based compensation	1,563	2,328
Loss on disposal of property and equipment	7	30
Restructuring costs	(28)	(14)
Bad debt (recoveries) provision	(110)	11
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	2,065	(234)
Inventories	882	(268)
Prepaid expenses and other assets	871	354
Accounts payable	810	(231)
Income taxes payable	16	(46)
Other accrued liabilities	(1,167)	675
Deferred revenue	19	(40)
Net cash provided by operating activities	7,078	5,069
Investing Activities:
Capital expenditures	(2,418)	(986)
Purchase of investments	(26,323)	(26,823)
Redemptions/maturities of short-term investments	25,781	24,999
Net cash used in investing activities	(2,960)	(2,810)
Financing Activities:
Proceeds from issuance of common stock	496	338
Proceeds from Paycheck Protection Program Loan	3,500	0
Repayment of Paycheck Protection Program Loan	(3,500)	0
Payment of withholding tax on stock-based compensation	(1,106)	(743)
Principle payments on finance leases	(41)	(52)
Purchase of common stock from repurchase program	(2,000)	0
Cash dividends	(2,054)	(2,029)
Net cash used in financing activities	(4,705)	(2,486)

Net decrease in cash and cash equivalents	(587)	(227)
Effect of exchange rate changes on cash	(49)	(36)
Cash and cash equivalents, beginning of period	7,094	4,329
Cash and Cash Equivalents, End of Period	$6,458	$4,066

PCTEL, INC.
P&L INFORMATION BY PRODUCT LINE - Continuing Operations (unaudited)
(in thousands)

	Three Months Ended June 30, 2020				Six Months Ended June 30, 2020
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$13,910	$6,118	$(186)	$19,842	$25,370	$12,201	$(223)	$37,348

GROSS PROFIT	$4,973	$4,609	$(61)	$9,521	$8,892	$8,905	$(61)	$17,736

GROSS PROFIT %	35.8%	75.3%		48.0%	35.0%	73.0%		47.5%

	Three Months Ended June 30, 2019				Six Months Ended June 30, 2019
	Antenna Products	Test & Measurement Products	Corporate	Total	Antenna Products	Test & Measurement Products	Corporate	Total
REVENUES	$16,014	$7,526	$(41)	$23,499	$31,102	$13,062	$(74)	$44,090

GROSS PROFIT	$5,569	$5,112	$13	$10,694	$10,430	$8,898	$25	$19,353

GROSS PROFIT %	34.8%	67.9%		45.5%	33.5%	68.1%		43.9%

Reconciliation of GAAP to non-GAAP Results (unaudited)
(in thousands except per share information)

Reconciliation of GAAP operating income to non-GAAP operating income

		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019

	Operating Income	$1,098	$629	$220	$160

(a)	Add:
	Amortization of intangible assets
	-Cost of revenues	0	167	111	333
	-Operating expenses	0	48	33	122
	Restructuring	11	0	98	0
	Stock Compensation:
	-Cost of revenues	75	102	147	205
	-Engineering	145	177	282	350
	-Sales & marketing	165	182	314	363
	-General & administrative	618	983	821	1,410
		1,014	1,659	1,806	2,783
	Non-GAAP Operating Income	$2,112	$2,288	$2,026	$2,943
	% of revenue	10.6%	9.7%	5.4%	6.7%

Reconciliation of GAAP net income to non-GAAP net income

		Three Months Ended June 30,		Six Months Ended June 30,
		2020	2019	2020	2019
	Net Income	$1,192	$941	$504	$624

	Adjustments:
(a)	Non-GAAP adjustments to operating income	1,014	1,659	1,806	2,783
	Income Taxes	(169)	(201)	(170)	(257)
		845	1,458	1,636	2,526
	Non-GAAP Net Income	$2,037	$2,399	$2,140	$3,150

	Non-GAAP Income per Share:
	Basic	$0.11	$0.13	$0.12	$0.18
	Diluted	$0.11	$0.13	$0.12	$0.18

	Weighted Average Shares:
	Basic	18,159	17,828	18,180	17,725
	Diluted	18,214	17,934	18,352	17,916

This schedule reconciles the Company's GAAP operating income to its non-GAAP operating income.  The Company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes.  These non-GAAP measures should not be viewed as a substitute for the Company's GAAP results.

The adjustments to GAAP operating income (a) consist of stock compensation expense and amortization of intangible assets.  The adjustments to GAAP net income include the non-GAAP adjustments to operating income as well as adjustments for (b) non-cash income tax expense.

PCTEL, Inc.
Reconciliation of GAAP operating income to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Operating Income	$1,098	$629	$220	$160

Add:
Depreciation and amortization	754	713	1,502	1,425
Intangible amortization	0	215	144	455
Restructuring expenses	11	0	98	0
Stock compensation expenses	1,003	1,444	1,564	2,328
Adjusted EBITDA	$2,866	$3,001	$3,528	$4,368
% of revenue	14.4%	12.8%	9.4%	9.9%

This schedule reconciles the Company's GAAP operating income to Adjusted EBITDA.  The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.  The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes.  Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization.  The adjustments on this schedule consist of depreciation, amortization of intangible assets, and stock compensation expenses.